THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

SUBSCRIPTION AGREEMENT
(Offshore Subscribers)

TO:	Qnective, Inc. (the “Company”)
c/o Qnective (Switzerland) AG
Thurgauerstrasse 54, CH-8050, Zurich, Switzerland

Purchase of Shares

1.	Subscription

1.1                     On the basis of the representations and warranties and subject to the terms and conditions set forth herein and the Company's Equity Incentive Plan, a copy of which is annexed hereto as Exhibit A, the Company hereby grants to ZMG — Zurich Management Group (the “Subscriber”) an irrevocable Stock Right to subscribe for and receive 350,000 shares of the Company’s common stock (“Common Stock”), par value $0.001 per share (each a “Share” and collectively the “Shares”) in consideration for services rendered to the Company.  For purposes of this Subscription Agreement and in accordance with the terms of the Plan, the Board of Directors has determined that each share be valued at a price per Share of US$.14 (the subscription and agreement to transfer being the “Subscription”), a price per share in excess of the closing price on the OTC Bulletin Board on the date of grant of these Stock Rights, representing additional compensation to Subscriber in 2009 of $49,000.  For purposes of the Plan Subscriber shall be deemed a Key Person and this Subscription Agreement shall be deemed a Stock Rights Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Plan.

1.2                     The Shares may also be hereafter referred to, collectively, as the “Securities”.

1.3                     On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to transfer the Shares to the Subscriber.

1.4                     Subject to the terms hereof, the Subscription will be effective on July 22, 2009.

2.	Consideration

2.1                     The Company hereby acknowledges and agrees that the value of the services provided by Subscriber prior to the date of this Subscription Agreement is equal to or greater than the value of the Stock Rights granted hereunder.

3.	Documents Required from Subscriber

3.1                     The Subscriber must complete, sign and return to the Company an executed copy of this Subscription Agreement.

3.2                     The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the Financial Industry Regulatory Authority's Over the Counter Bulletin Board (the “OTCBB”) and applicable law.

4.	Closing

4.1                     The transfer of the Shares shall be completed (the “Closing”) as of July 22, 2009 (the “Closing Date”).

4.2                     At the Closing, or promptly thereafter, the Company will deliver a certificate for the Shares registered as provided in this Subscription Agreement.

5.	Acknowledgements of Subscriber

5.1                     The Subscriber acknowledges and agrees that:

(a)
none of the Securities have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the Securities Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the Securities Act or any other securities legislation;

(c)	it has received and carefully read this Subscription Agreement;

(d)
the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission (“Commission”) in compliance, or intended compliance, with applicable securities legislation;

(e)
it and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the sale of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(f)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by it and its attorney and/or advisor(s);

(g)
all information which the Subscriber has provided to the Company is correct and complete as of the date the Subscription Agreement is signed, and if there should be any change in such information prior to this Subscription Agreement being executed by the Company, the Subscriber will immediately provide the Company with such information;

(h)
the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement and the Subscriber will hold the Company harmless from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Subscription Agreement;

(i)
the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(j)
none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make a market in the common shares of the Company on the OTCBB operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(k)
none of the Securities may be offered or sold by the Subscriber to a U.S. Person (as defined in Section 6.2, below), or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(l)
the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in each case in accordance with applicable state securities laws;

(m)	neither the Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(n)	no documents in connection with the transfer of the Shares hereunder have been reviewed by the Commission or any state securities administrators;

(o)	there is no government or other insurance covering any of the Securities;

(p)
the issuance and sale of the Securities to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(q)
the Subscriber is purchasing the Securities pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is not a resident of the United States and, as a consequence:

(i)	is restricted from using most of the civil remedies available under securities legislation,

(ii)	may not receive information that would otherwise be required to be provided under securities legislation, and

(iii)	the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(r)
the statutory and regulatory basis for the exemption claimed for the offer and sale of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act; and

(s)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6.	Representations, Warranties and Covenants of the Subscriber

6.1       The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(c)
the Subscriber is resident in the jurisdiction set out on the signature page of this Subscription Agreement and the transfer of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d)
the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(e)
if the Subscriber is a corporation or other entity, the entering into of this Subscription Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the outstanding documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f)
the Subscriber is acquiring the Securities as principal for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and it has not subdivided its interest in the Securities with any other person;

(g)
the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Securities as principal for the Subscriber’s own account for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Securities;

(h)
the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment and it has carefully read and considered the matters set forth under the heading “Risk Factors” appearing in the Company’s Form 10-KSB, and the Company’s Form 10-Q, Form 8-K and any other periodic filings filed from time to time with the Commission;

(i)
the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Securities and the Company;

(j)
the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(k)
the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(l)	the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto;

(m)
the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(n)
the Subscriber is not an underwriter of, or dealer in, the Common Stock of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Securities;

(o)
the Subscriber understands and agrees that none of the Securities have been or will be registered under the Securities Act or under any state securities or “blue sky” laws of any state of the United States and, unless so registered, may not be offered or sold in the United States or directly or indirectly to U.S. Persons, except in accordance with the provisions of Regulation S (“Regulation “S”) promulgated under the Securities Act, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws consistent with the laws of any other applicable jurisdiction;

(p)
the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of six months after the date of original issuance of the Securities (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws;

(q)
the Subscriber has not acquired the Securities as a result of, and it covenants that it will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements, as otherwise provided herein and in compliance with any other applicable securities laws;

(r)
the Subscriber agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state securities laws;

(s)
the Subscriber understands and agrees that the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

(t)
the Subscriber (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and the Company; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(u)
the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(v)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities,

(iii)	as to the future price or value of any of the Securities, or

(iv)
that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently the Company’s Common Stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”) operated by FINRA.

6.2                      In this Subscription Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S.

7.           Representations, Warranties and Covenants of the Company

7.1          Except as set forth or incorporated by reference into the reports required to be filed by the Company during the two years preceding the date hereof (the “SEC Reports”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company hereby makes the following representations and warranties to the Subscriber:

(a)
Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as currently conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where any failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (i) the business, properties, financial condition or results of operations of the Company or (ii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or therewith or on the ability of the Company to perform its obligations hereunder (a “Material Adverse Effect”).

(b)
Issuance of Shares.  The issuance of the Shares has been duly and validly authorized by all necessary corporate action and no further action is required by the Company or its stockholders in connection therewith.  The Shares, when issued will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

(c)
Authorization; Enforceability.  The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken and no further action is required by the Company or its stockholders in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) laws, or public policy underlying such laws, relating to indemnification and contribution.

8.	Representations and Warranties will be Relied Upon by the Company

8.1                     The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable securities legislation.  The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the date of this Subscription Agreement and that they will survive the transfer to the Subscriber of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

9.	Resale Restrictions

9.1                     The Subscriber acknowledges that the Shares are not transferable and that any resale of any of the other Securities will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee.  The Subscriber acknowledges that the Securities have not been registered under the Securities Act or the securities laws of any state of the United States and that none of the Securities may be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

9.2                     The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Securities by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 9.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

10.	Acknowledgement and Waiver

10.1                    The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of information available to the Subscriber on the EDGAR database maintained by the Commission at www.sec.gov.  The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Securities.

11.	Legending of Subject Securities

11.1                    The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

11.2                     The Subscriber hereby acknowledges and agrees to the Company's making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

12.	Costs

12.1                    The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

13.	Governing Law

13.1                    This Subscription Agreement is governed by the laws of the State of New York applicable to agreements made and to be performed solely within such state without reference to, or application of, principles of conflicts of law.

14.	Survival

14.1                    This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

15.	Assignment

15.1                    This Subscription Agreement is not transferable or assignable.

16.	Severability

16.1                    The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

17.	Entire Agreement

17.1                    Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

18.	Notices

18.1                    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at Qnective, Inc., c/o Qnective (Switzerland) AG., Thurgauerstrasse 54, CH-8050, Zurich, Switzerland, Attention: President.

19.	Counterparts and Electronic Means

19.1                    This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.  Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

20.	Delivery Instructions

20.1                    The Subscriber hereby directs the Company to deliver any certificates representing the Shares issued pursuant to this Subscription Agreement to:

ZMG—Zurich Management Group
Thurgauerstrasse 54
CH-8050
Zurich, Switzerland
Attention:  Mr. Zoran Trifkovic

20.2                   The Subscriber hereby directs the Company to cause any certificates representing the Shares issued pursuant to this Subscription Agreement to be registered on the books of the Company as follows:

ZMG—Zurich Management Group

20.3                   The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber’s purchase of the Securities as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

ZMG—ZURICH MANAGEMENT GROUP
(Name of Subscriber – Please type or print)

By:	/s/ Zoran Trifkovic
Zoran Trifkovic
President

Thurgauerstrasse 54
(Address of Subscriber)

(City, State or Province, Postal Code of Subscriber)

Zurich, Switzerland
(Country of Subscriber)

ACCEPTANCE

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by Qnective, Inc.

DATED at Zurich, Switzerland as of the 22ND day of July, 2009.

QNECTIVE, INC.

By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

OF

QNECTIVE, INC.

ARTICLE I

PURPOSES OF PLAN

Qnective, Inc., a Nevada corporation (the “Company”), has adopted The Qnective Equity Incentive Plan (the “Original Plan”), effective as of April 1, 2009.  The Company amended the Original Plan as of May 25, 2009 and further amended and restated the Original Plan as of July 20, 2009 (as so amended and restated, the “Plan”).  The purpose of the Plan is to enable Qnective and its subsidiaries to attract, retain, and reward Key Persons (as hereinafter defined) by offering them an opportunity to have a greater proprietary interest in, and closer identity with, the Company and with its financial success.  An option granted under the Plan to a Key Person to purchase Shares (as hereinafter defined) of common stock of the Company, may be an Incentive Stock Option or a Non-Qualified Option as defined by the Code (as hereinafter defined) (collectively referred to as “Options”).  An Option that is not an Incentive Stock Option shall be a Non-Qualified Option.  Proceeds received by the Company from the sale of the Shares pursuant to Options granted under this Plan, shall be used for general corporate purposes.  The Company may also grant Stock Rights (as hereinafter defined) to Key Persons.  This Plan shall expire on March 31, 2019 (the “Expiration Date”).

ARTICLE II

DEFINITIONS

As used in this Plan, the terms set forth below shall be defined as follows:

“Beneficiary” means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive a Key Person’s benefits under this Plan in the event of such Key Person’s death.

“Board” or “Board of Directors” means the Board of Directors of the Company as elected by the Shareholders.

“Code” means the U.S. Internal Revenue Code of 1986 and regulations issued thereunder as they may be amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

"Company" means Qnective, Inc.

“Date of Grant” means the date, as determined by the Board in its sole discretion, upon which an Option is awarded or Stock Right is granted.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

"Expiration Date" means March 31, 2019.

“Fair Market Value Price” means, as of the Date of Grant, such value as the Board of Directors in good faith shall determine for purposes of granting Options or Stock Rights under the Plan.

“Incentive Stock Option” means a stock option which meets the requirements of §422 of the Code.  If any option designated as an Incentive Stock Option does not meet the requirements of §422 of the Code, such Option shall be treated as a Non-Qualified Option for all purposes under the provisions of the Plan.

“Key Person” means officers, directors, consultants, professional advisors and any employees of the Company who are deemed by the Board to be eligible for grants of Options or Stock Rights because of their existing or potential contributions to the welfare of the Company.

“Non-Qualified Option” means a stock option which does not meet the requirements of §422 of the Code with respect to Incentive Stock Options.

“Option” or “Options” means both an Incentive Stock Options and a Non-Qualified Options granted under the Plan.

“Option Agreement” means an agreement between the Company and a Key Person setting forth the terms and conditions upon which an Option is granted to a Key Person.  Such agreement, at the discretion of the Board, may incorporate by reference the terms and conditions of the Plan.

“Personal Representative” means the person or persons who, upon the death, disability or incompetence of a Key Person, shall have acquired on behalf of the Key Person by legal proceeding or otherwise the power to exercise the rights and receive the benefits of such Key Person under this Plan or a trustee in bankruptcy.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means $.001, par value shares of the common stock of the Company.

“Shareholder” means a beneficial owner of Shares.

“Stock Right” means the right to receive Shares.

“Stock Right Agreement”or “Subscription Agreement” means an agreement between the Company and a Key Person setting forth the terms and conditions upon which Stock Rights are granted to a Key Person.  Such agreement, at the discretion of the Board, may incorporate by reference the terms and conditions of the Plan.

“Subsidiary” means a present or future subsidiary of the Company as is defined in §424(f) of the Code.  For purposes of the Plan, an eligible Key Person of the Company shall include Key Persons of any Subsidiary.

“Wrongful Activities” means the commission of, conspiracy to commit, or attempt to commit, any criminal act in any manner relating to the Company or a Key Person’s willful or grossly negligent action which is demonstrably inimical to the interests, business, or reputation of the Company or any Subsidiary.

ARTICLE III

EFFECTIVE DATE OF PLAN

The Plan shall become effective as of April 1, 2009, and shall remain in effect through the Expiration Date of the Plan, except as may otherwise be provided herein.

2

ARTICLE IV

ADMINISTRATION OF THE PLAN

A.           The Plan shall be administered by the Board of Directors.

B.           The Board is authorized to administer and interpret the Plan, to adopt, amend, and rescind from time to time such rules and regulations for carrying out the Plan as it may deem advisable, and to make all other determinations and take such steps as it may deem necessary or advisable for the administration of the Plan, subject to the terms, conditions, and limitations of the Plan.  The Board shall have the sole authority:

1.           to select the Key Persons to whom Options or Stock Rights will be granted under the Plan;

2.           to designate the type of Option to be granted under the Plan as an Incentive Stock Option or a Non-Qualified Option;

3.           to determine the number of Shares to be covered by Options granted under the Plan, and the option price thereof subject to Article VII hereof;

4.           to determine the number of Shares to be granted pursuant to Stock Rights;

5.           to determine the time or times when Stock Rights will be granted and when Options shall be granted and the period during which they will be exercisable;

6.           to determine the form of any Stock Rights Agreement, Subscription Agreement, or Option Agreements;

7.           to impose such conditions on the issuance of Stock Rights or the grant or exercise of an Option as it determines are appropriate;

8.           to determine any question as to the termination of service of a Key Person with or for the Company, and the duration and purposes of leaves of absence which may be granted to Key Persons without constituting a termination of employment or termination of services for purposes of the Plan; and

9.           to determine what events, if any, will result in the acceleration of a Stock Right or the exercisability of all or any portion of an Option.

The determination of the Board, in any of the foregoing respects shall be final, conclusive, and binding as to all concerned.

C.           The Board may request the recommendations of the officers of the Company with respect to participation under the Plan of all Key Persons.

D.           A majority of the Board shall constitute a quorum and make all determinations, take all actions, and conduct business in respect of the Plan. Any Board action may be taken or determined without a meeting if all members thereof shall consent in writing to such action or determination.  In the event action by the Board is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature.  The Board may delegate administrative functions in respect of the Plan to individuals who are officers or employees of the Company.  All determinations or interpretations made by the Board shall be final and conclusive.  No members of the Board shall be liable for any action, determination, interpretation or omission taken or made in good faith with respect to the Plan or any Options or Stock Rights granted hereunder.

E.           All costs and expenses incurred in connection with the administration of the Plan, including any stock transfer taxes, shall be borne by the Company.

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ARTICLE V

SHARES SUBJECT TO THE PLAN

A.           Subject to the provisions of Article XII hereof, an aggregate of 3,000,000 Shares shall be reserved for issuance upon the grant of Stock Rights or the exercise of Options granted under the Plan.

B.           The Shares issued pursuant to Stock Rights and the Options to be granted under the Plan shall be made available either from authorized but unissued Shares or from Shares reacquired by the Company, including, if applicable, Shares purchased in the open market.

C.           If prior to the Expiration Date any Stock Rights or Options granted under the Plan expire because of non-exercise, or are terminated prior to exercise pursuant to the provisions of the Plan, the Shares subject to such Stock Rights or Options shall again become available for the grant of Stock Rights or Options under the Plan (unless in the meantime the Plan has been terminated).

ARTICLE VI

ELIGIBILITY

Stock Rights and Options may be granted under the Plan only to persons who are designated as Key Persons of the Company or its Subsidiaries by the Board whether or not such persons are salaried employees of the Company.  However, Key Persons who are not also employees of the Company are not eligible to receive qualified Incentive Stock Options.

ARTICLE VII

OPTION PRICE; VESTING

The option price for any Option granted under the Plan shall be the Fair Market Value Price of the Shares at the day of grant.  Vesting shall be as set forth in the Option Agreement or Stock Rights Agreement.

ARTICLE VIII

GRANTING OF OPTIONS AND STOCK RIGHTS

A.           The Board may at any time prior to the Expiration Date grant to Key Persons Stock Rights and Options to purchase Shares under the Plan.

B.           Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Key Person and the Corporation which clearly identifies the type of Option granted (Incentive Stock Option or Non-Qualified Option) and shall contain provisions not inconsistent with the Plan.  Each Option grant shall be approved by the Board. Key Persons may be granted Incentive Stock Options or Non-Qualified Options.  The terms and conditions of such Option Agreements need not be the same in each case and may be changed from time to time by the Board.  Anything in this agreement to the contrary notwithstanding, with respect to Incentive Stock Options granted pursuant to the Plan, the aggregate Fair Market Value (determined as of the Date of Grant of such Option) of the Shares which are exercisable for the first time by a Key Person during any calendar year under the Plan (or any other plan adopted by the Company) shall not exceed $100,000.

C.           Each grant of Stock Rights under the Plan shall be evidenced by a Stock Rights Agreement or Subscription Agreement between the Key Person and the Corporation which clearly identifies the terms and conditions of the Stock Right and shall contain provisions not inconsistent with the Plan.  Each Stock Right granted shall be approved by the Board.  The terms and conditions of such Stock Rights Agreements need not be the same in each case and may be changed from time to time by the Board.

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ARTICLE IX

TERMS OF OPTIONS AND STOCK RIGHTS

A.           The Board shall determine the time or times Stock Rights will be granted and when Options shall be exercisable and conditions that need to be satisfied in order for an Option to be exercised or stock to be issued pursuant to Stock Rights.

B.           An outstanding Option or Stock Right may, in the sole discretion of the Board, be modified or amended with respect to the time or times when such Stock Right or Option becomes exercisable, provided such Stock Right or Option as so modified is not less favorable to the Key Person.

C.           Options shall terminate upon the first to occur of the following events:

1.           Termination of the Option as provided in the Option Agreement; or

2.           Termination of the Option as provided in Articles X and XI; or

3.           Expiration of or earlier termination of the Plan.

D.           Stock Rights shall terminate in accordance with the terms and conditions of the Stock Rights Agreement or Subscription Agreement but in no event later than the Expiration Date.

E.           Notwithstanding any other provision of this Plan, the Board may impose, by rule, resolution or Agreement, such conditions upon the exercise of Options or grant of Stock Rights (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act.

ARTICLE X

ADDITIONAL PROVISIONS RELATING TO ISSUANCE

OF STOCK RIGHTS AND GRANTS OF OPTIONS

All grants of Stock Rights and Options shall be subject to the following provisions:

A.           The Company’s right to terminate the employment or engagement of the Key Person for any reason, with or without cause, and without liability to the Key Person with respect to any Stock Rights or Options shall be unrestricted.

B.           Upon each exercise of an Option, the purchase price for the Shares being purchased shall be payable in full to the Company, in cash, or by certified check or wire transfer.

C.           Notwithstanding the foregoing, the Board may, in its sole discretion, permit the issuance of Shares pursuant to an Option upon such other payment terms as the Board deems reasonable.

D.           Shares issued shall be represented by a separate stock certificate issued by the Company.

E.           No fractional Shares shall be issued.

F.           No Option or Stock Right to receive Shares shall be transferable by the Key Person other than by will or by the laws of descent and distribution.  Stock Rights or Options may be exercised only by the Key Person, or by his, her, or its Personal Representative.

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G.           No person shall have the right and privileges of a Shareholder of the Company with respect to Shares subject to, purchased, or received under an Option or a Stock Right until the date of issue of such Shares.

H.           No Shares may be issued unless, and until any applicable requirements of the Commission and any other regulatory agencies having jurisdiction shall have been fully met.  As a condition precedent to the issuance of Shares, the Company may require the Key Person to take any reasonable action to meet such requirements, including representing to or otherwise satisfying the Company that (i) the Key Person understands that the Company has no obligation to register under the Securities Act, any state securities laws, or the laws of any other applicable jurisdiction any of the Shares issuable upon exercise of Options or issuance of Shares pursuant to Stock Rights and that such Shares may have to be held indefinitely until so registered or unless an exemption from such registration is available; (ii) the Key Person is receiving or purchasing the Shares as an investment and not with a view to, or for sale in connection with, the distribution of any of them; and (iii) the Key Person will not dispose of such Shares absent compliance with any such requirements or receipt by the Company of a written opinion of its counsel that the circumstances of such proposed sale do not require such compliance; provided, however, that with respect to any Shares issued hereunder that have been registered with the Commission, no investment representation by the Key Person shall be required by the Company; and, provided further, that in the event that the Shares issued to the Key Person pursuant to Options or Stock Rights hereunder are subsequently registered with the Commission, any investment representation theretofore furnished to the Company as to such Shares will be inoperative.  The Company may endorse certificates representing Shares with a legend indicating any restrictions on the transfer thereof resulting from applicable securities laws or otherwise.

I.           1.           Whenever the Company proposes or is required to issue Shares to a Key Person under the Plan, the Company shall have the right to require the Key Person to remit to the Company an amount sufficient to satisfy all federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.  If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Key Person to remit to the Company an amount sufficient to satisfy all federal, state, or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Key Person, as compensation or otherwise, as necessary.  Whenever payments under the Plan are to be made to a Key Person in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, and local withholding tax obligation.

2.           In connection with the issuance of Shares a Key Person may elect to satisfy his, her, or its tax withholding obligation incurred with respect to the issuance of Shares by (a) directing the Company to withhold a portion of the Shares otherwise distributable to the Key Person, or (b) by transferring to the Company a certain number of Shares owned, such Shares being valued at the Fair Market Value Price thereof on the taxable date.  Notwithstanding any provisions of the Plan to the contrary, a Key Person’s election pursuant to the preceding sentence (a) must be made on or prior to the taxable date with respect to such issuance of Shares, and (b) must be irrevocable.  In lieu of a separate election on each taxable date of an issuance of Shares, a Key Person may make a blanket election with the Board that shall govern all future taxable dates until revoked by the Key Person.

3.           If the holder of Shares purchased in connection with the exercise of an Incentive Stock Option disposes of such Shares within two years of the date such Incentive Stock Option was granted or within one year of such exercise, he, she, or it shall notify the Company of such disposition and remit an amount necessary to satisfy applicable withholding requirements including those arising under federal income tax laws.  If such holder does not remit such amount, the Company may withhold all or a portion of any salary or other compensation then or in the future owed to such holder as necessary to satisfy such requirements. Taxable date means the date a Key Person recognized income under the Code or any applicable federal, state, or other  income tax law with respect to an issuance of Shares.

J.           1.           If at any time any Shareholder desires to sell, encumber, or otherwise dispose of Shares distributed to him, her, or it under this Plan other than if the Shares have been registered with the Commission, the Shareholder shall first offer the Shares to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Shares; (b) the certificate number and number of Shares proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer.  Within thirty (30) days after receipt of such notice, the Company shall have the option to purchase all or part of such Shares at the same price and on the same terms as contained in such notice.

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2.           If the Company (or a Shareholder, as described below) does not exercise the option to purchase Shares, as provided in J.1 above, the person shall have the right to sell, encumber, or otherwise dispose of his, her, or its Shares on the same terms of transfer as set forth in the written notice to the Company, provided such transfer is effective within thirty (30) days after the expiration of the Company's option to purchase period.  If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

3.           The Board of Directors, in its sole discretion, may waive the Company’s right of first refusal pursuant to this Section and the Company’s repurchase right pursuant to Section K below.  If the Company’s right of first refusal or repurchase right is so waived, the Board of Directors may, in its sole discretion, pass through such right to the remaining Shareholders of the Company in the same proportion that each Shareholders’ share ownership bears to the Share ownership of all the Shareholders of the Company, as determined by the Board of Directors. To the extent that a Shareholder has been given such right and does not purchase his, her, or its allotment, the other Shareholders shall have the right to purchase such allotment on the same basis.

K.           1.           If (i) the Key Person’s employment or service with the Company is terminated as a result of the Key Person’s Wrongful Activities, or (ii) the Board determines in good faith that the Key Person has materially breached any non-compete, non-solicitation, or confidentiality agreement with the Company during or after termination of his, her, or its services with the Company as an employee, consultant, advisor, or member of the Board of Directors, then the Company shall have the right to repurchase all Shares issued to the Key Person at a price equal to the Fair Market Value Price on the effective date of the Stock Rights and terminate all Options granted but not yet exercised and all Stock Rights.   Any repurchase shall be made in accordance with accounting rules to avoid adverse accounting treatment.  All unexercised Options shall terminate.  The determination by the Board that any such Wrongful Activity has occurred, whether proven or not, shall be final, conclusive, and binding upon such Key Person.

2.           The Company’s right to repurchase shall be exercisable at any time within one year after the date of Key Person’s termination of employment or performance of services by the delivery of written notice by the Company to such effect to the Key Person or his, her, or its Personal Representative; provided, that, in the case of Shares purchased through the exercise of an Incentive Stock Option (i) such date shall be extended to the date that is 30 days after a Key Person can sell his or her Shares without causing the Incentive Stock Options to not qualify as Incentive Stock Options and (ii) the Company shall not have the right to repurchase the Shares if it would result in the Shares purchased through the exercise of Incentive Stock Options as not qualifying as Incentive Stock Options.  Within thirty (30) days after receipt of such notice, the Key Person or his, her, or its Personal Representative shall deliver a certificate or certificates for the Shares being sold, together with appropriate duly signed stock powers transferring such Shares to the Company, and the Company shall deliver to the Key Person, or his, her, or its Personal Representative an amount equal to the purchase price for the Shares being sold.

3.           This Article K shall not apply to any Key Person from and after the date of an underwritten initial public offering of the Company’s Common Stock.

ARTICLE XI

EFFECT OF TERMINATION OF EMPLOYMENT

OR SERVICE OR DEATH

A.           If the employment or engagement by a Key Person by the Company shall terminate as a result of such Key Person’s retirement, total and permanent disability, or death, such Stock Rights or Options may be exercised by such Key Person or such Key Person’s Personal Representative or beneficiaries, to the extent that such Key Person shall have been entitled to do so on the date of such event.  Notwithstanding the foregoing, the Board may, in its sole discretion, permit such Option or Stock Rights to be issued or to be exercised to an extent greater than would otherwise be provided under this paragraph.

Options may be exercised to the extent set forth above no later than the first to occur of the following:

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1.           the expiration of three (3) months after termination of employment if such termination is due to retirement, or total and permanent disability; provided if such Key Person shall die during such three (3) month period, then one (1) year after the date of death; or

2.           the expiration of one (1) year after termination of employment if such termination is due to such Key Person’s death; or

3.           the expiration date of such Incentive Stock Option.

B.           If the employment or service of a Key Person shall terminate for any reason other than retirement, total and permanent disability, death or Wrongful Activities of the Key Person, any Incentive Stock Option held by the Key Person may be exercised only within three (3) months after such termination unless by its terms the Incentive Stock Option expired sooner and only to the extent that the Key Person would have been entitled to do so on the date of such termination.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.           Notwithstanding anything to the contrary in this Plan, in the event of any recapitalization, stock dividend, stock split, reverse stock split, stock dividend, combination, reclassification or exchange affecting the Shares subject to this Plan, or any merger, consolidation, or reorganization as a result of which the Company is the surviving corporation, the aggregate number of Shares subject to the Plan and outstanding Options both as to number of Shares and the option price, and Stock Rights may be appropriately adjusted as determined by the Board, whose determination shall be final, binding, and conclusive.

Notwithstanding anything to the contrary in this Plan, in the event of dissolution or liquidation of the Company, or in the event of reorganization, merger, reorganization, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation as a result of one of the events described in this paragraph or a sale of the Company, the Plan shall terminate, and any Option or Stock Rights then outstanding hereunder shall terminate on the effective date of such transaction unless the surviving corporation, or if applicable the corporation purchasing all of the Shares of the Company (or its affiliates) agrees to assume such Option or obligation to issue Shares pursuant to Stock Rights or elects to issue substitute options or rights in place thereof; provided, however, that all outstanding Options or Stock Rights not being assumed by the surviving or purchasing corporation shall become exercisable in part or in full, at the election of the Key Person, during the five (5) business days immediately preceding the effective date of such transaction.

B.           In addition to such other rights of indemnification as they may have as members of the Board of Directors, the Company shall indemnify to the full extent permitted by law, each member of the Board (and his or her respective heirs, executors, and administrators) made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative, or investigative) by reason of any action taken or failure to act under, or in connection with, the Plan or any Option or Stock Rights granted thereunder.

C.           The Board of Directors shall have the power, in its discretion, to amend, suspend, or terminate the Plan in whole or in part at any time; provided no amendment or termination shall in any manner affect an Option or Stock Right theretofore granted without the consent of the Key Person.

D.           Nothing contained in this Plan, or in Option Agreements, Stock Rights Agreements or Subscription Agreements or in any other documents related to this Plan or to Options or Stock Rights shall confer upon any Key Person any right to continue in the employ of, or be engaged by, the Company, as an employee or otherwise, constitute any contract or agreement of employment, or engagement, or interfere in any way with the right of the Company to reduce such person’s fees, compensation, or benefits or to terminate the employment or engagement of such Key Person, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Key Person.

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E.           No Key Person, Beneficiary, or other person shall have any right, title, or interest in any fund or in any specific asset of the Company by reason of any Option or Stock Rights granted hereunder.  Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Key Person, Beneficiary, or other person.  To the extent that a Key Person, Beneficiary, or other person acquires a right to receive an Option or Stock Rights hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

F.           Any notice required herein to be given by a Key Person to the Company shall be deemed to have been given on delivery of such notice in writing to the Company at such addresses the Company designates in writing to the Key Person at the Date of Grant, or at such other address as the Company may thereafter designate in writing to such Key Person.  Any notice required herein to be given by the Company to any Key Person shall be deemed to have been given on mailing of such notice in writing addressed to the last known address of such Key Person as shown on the records of the Company.

G.           The provisions of the Plan shall be binding upon all Personal Representatives and Beneficiaries of the Key Person.

H.           This Plan shall be construed, administered, and governed in all respects by the laws of the State of New York without regard to conflicts of laws thereof and is a plan maintained outside the United States primarily for the benefit of non-resident aliens of the United States; and, therefore, the U.S. Employment Retirement Income Security Act of 1974, as amended shall not apply.

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